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Exhibit 5.1

October 18, 2012

Copano Energy, L.L.C.
Copano Energy Finance Corporation
1200 Smith Street, Suite 2300
Houston, Texas 77002

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Copano Energy, L.L.C., a Delaware limited liability company (the "Company"), Copano Energy Finance Corporation, a Delaware corporation ("Finance Co") and certain subsidiaries of the Company with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale from time to time pursuant to Rule 415 under the Securities Act, of:

  1.
  common units representing limited liability company interests in the Company (the "Common Units"); and

  2.
  debt securities of the Company and/or Finance Co, which may be either senior or subordinated, and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") and which may be fully and unconditionally guaranteed (the "Guarantees") by certain of the Company's subsidiaries listed as co-registrants in the Registration Statement or an amendment thereto (the "Guarantors").

        The Common Units, Debt Securities and Guarantees are collectively referred to herein as the "Securities." We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the "Prospectus"). The Securities may be offered in such amounts and at such prices and on such terms to be determined in light of market conditions at the time of offer and sale and to be set forth in a prospectus supplement to the Prospectus (a "Prospectus Supplement").

        In connection with the opinions expressed herein, we have examined, among other things, (i) the Registration Statement; (ii) the Prospectus; (iii) the form of Senior Indenture relating to the Debt Securities that will be incorporated by reference into the Registration Statement (the "Senior Indenture"); (iv) the form of Subordinated Indenture relating to the Debt Securities that will be incorporated by reference into the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"); (v) the Fourth Amended and Restated Limited Liability Company Agreement of the Company, as amended; (vi) the Certificate of Formation of the Company, as amended; (vii) other formation documents and agreements, as applicable, of Finance Co and the Guarantors; (viii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and (ix) such other documents as we have deemed necessary or appropriate for purposes of this opinion. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, Finance Co, the Guarantors and public officials without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, Texas 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

        In connection with this opinion, we have assumed that:

  1.
  the Registration Statement, and any amendments thereto (including post effective amendments), will have become automatically effective and comply with applicable law;

  2.
  a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

  3.
  all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

  4.
  a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and/or Finance Co and the other parties thereto;

  5.
  the Indentures relating to the Debt Securities will have been duly qualified under the Trust Indenture Act of 1939, as amended;

  6.
  the Indentures relating to the Debt Securities, as well as any applicable Guarantees, will be duly authorized, executed and delivered by the parties thereto;

  7.
  the Company, Finance Co and the Guarantors are duly incorporated or organized under the laws of and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization;

  8.
  any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and

  9.
  at the time of any offering or sale of any shares of Common Units, that the Company shall have such number of Common Units, as set forth in such offering or sale, authorized or created and available for issuance.

        Based upon and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        With respect to the Common Units, when (i) the Company has taken all necessary action to approve the issuance of such Common Units, the terms of the offering and related matters, (ii) the applicable definitive purchase, underwriting or similar agreement has been duly authorized and validly executed and delivered by the parties thereto and (iii) the Common Units have been issued and delivered in accordance with terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefore provided for therein, then the Common Units will be validly issued, fully paid and non-assessable, except as described in the Registration Statement.

        With respect to the Debt Securities to be issued under the Indentures, when (i) the applicable Indenture relating to the Debt Securities and, if applicable, the related Guarantees, has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company, the Finance Co and the Guarantors have taken all necessary corporate, limited partnership or limited liability company action to approve the issuance and terms of the Debt Securities and if applicable, the related Guarantees, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and, if applicable, the related Guarantees, and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, the Finance Co or the Guarantors, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, the Finance Co or the Guarantors,

(iv) any Securities issuance upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (iv) such Debt Securities and, if applicable, the related Guarantees, have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture and issued and sold as contemplated in the applicable Prospectus Supplement, and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, the related Guarantees, will be legally issued and such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company, the Finance Co and the Guarantors, as applicable, enforceable against the Company, the Finance Co and the Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles and covenants of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

        The opinions expressed herein are qualified in the following respects:

        (1)   We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

        (2)   We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

        (3)   We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        (4)   This opinion is limited in all respects to federal law of the United States of America, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law, the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, and the laws of the State of New York.

        We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                      Very truly yours,

                      /s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1